EXHIBIT B

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-64354 of Safeway Inc. on Form S-8 of our report dated June 26, 2002, appearing in this Annual Report on Form 11-K of the Von's Companies, Inc. Pharmacists' 401(k) Plan and Trust for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP
San Francisco, California
July 15, 2002